AMENDED AND RESTATED
                  CONSULTING AGREEMENT


Amended and Restated Agreement dated March 22, 2005 between Scientific Industries, Inc., a Delaware Corporation, (the "Company") and Joseph G. Cremonese ("JC") and Laboratory Innovation Company, Ltd., a Pennsylvania sub-chapter S corporation, of which JC is President, director and sole stockholder ("LIC").

Whereas, JC through LIC (collectively the "Consultants") and the Company desire to amend and restate the original Consulting Agreement relating to the consulting services rendered by the Consultants to the Company.

IT IS HEREBY AGREED as follows:

1.	Consultants will continue to provide pursuant to this Agreement the consulting services at the request of the Company with respect to the development and marketing of products of the Company for a minimum, commencing January 1, 2005, of 72 days, but not more than 96 days, per each 12 month period, at the guaranteed rate of $500.00 per day. Any days of service in excess of 96 days during such 12-month period shall be subject to Consultant's availability and the Company and the Consultants agreeing to a rate of compensation for such additional days.

2.	Consultants will provide a minimum of five days in any given month with a goal of 6 days per month on average. As special requirements
(i.e. trade shows) are presented, Consultants will make available as many days as needed in any month provided that the Company provides Consultants at least 21 days prior notice.

3.	(a)  Payment for the foregoing service should be made to Laboratory
Innovation Company, P.O. Box 1907, Greensburg, PA 15601-6907, at the rate of $3000.00 per month, payable within 10 days of the calendar month in which the services are rendered.

(b)	To the extent that on an anniversary date of the Commencement Date of January 1, 2003 (the "Commencement Date") the number of days of Consultant's services for the 12 months then ended is less or more than the Minimum, meaning 80 days for such 12 month periods ended on or prior to December 31, 2004 or 72 days for each subsequent 12 month period, the following shall apply:

(i)	if less, the Company shall be entitled to a credit equal to the product of (A) the number of days below the Minimum and (B) the guaranteed rate, with the credit to be applied to the monthly payments and unreimbursed expenses payable pursuant to Paragraph 4 for the immediately following month or months of service under the Agreement, with any balance outstanding as of the termination or expiration of this Agreement to be paid in full by Consultants to the Company with 30 days following such expiration or termination; and

(ii)	If more, the Company shall pay LIC within 30 days of such
determination, the product of (A) the number of days which exceed the Minimum, and (B) the guaranteed rate.

(c)	In the event of a termination of this Agreement on a date other than an anniversary date of the Commencement Date, the determination of the credit or deficiency shall be based on a pro rata portion determined by the number of months and fraction of a month, if any, from the immediately preceding anniversary date to the termination date.

4.	Expenses will be submitted on an expense report with original receipts. Routine expenses will include; public transportation, taxi fares, hotels, parking, tolls and auto mileage at the rate of 0.375/mile. Meals will only be submitted as an expense item during trade shows or required Company meetings. All expenses are subject to approval by an authorized officer of the Company with air travel charges and other expenditures to be pre-approved.

5.	A Summary Plan of Consulting services and duties will be provided at the beginning of each quarter and will be defined and agreed upon at a monthly conference telephone call with the President and Executive
Vice President. Broad based objectives, as outlined in the Company's Business Plan, will be implemented routinely, without the need for a specific conference, and a monthly summary report will be submitted to account for the time spent on such routine activities.

6.	Consultants agree to execute and deliver to the Company the
Confidentiality Information Agreement and NonCompetition Agreements, in the form of Exhibits A and B hereto which agreements shall survive the expiration or termination of the Agreement for whatever reason.

7. The term of this Amended and Restated Consultant Agreement shall end of December 31, 2006 unless terminated by either the Company or the Consultants on at least 60 days prior written notice.

Laboratory Innovation Company

By:   /s/Joseph G. Cremonese
      ______________________
	Joseph G. Cremonese


Agreed:

Scientific Industries, Inc.

By:   /s/Helena R. Santos
      ____________________________
	Helena Santos, President and
      Chief Executive Officer